UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

June 15, 2017

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On June 15, 2017, Universal Insurance Holdings, Inc. (“Company”) entered into an indemnification agreement with Kimberly D. Cooper, its Chief Information Officer and Chief Administrative Officer (“Indemnification Agreement”), in connection with her recent appointment to the Board of Directors (“Board”). The Indemnification Agreement is in the same form as the indemnification agreement for the Company’s other directors and executive officers, which the Company filed as Exhibit 10.1 to its Current Report on Form 8-K on November 15, 2012 and is incorporated herein by reference.

Under the Indemnification Agreement, the Company will indemnify Ms. Cooper to the fullest extent permitted by applicable law for certain liabilities and will advance certain expenses that have been incurred as a result of actions brought, or threatened to be brought, against Ms. Cooper as an executive officer or a director of the Company as a result of her service, subject to the limitations set forth in the Indemnification Agreement.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 15, 2017, upon the recommendation of the Nominating and Governance Committee, the Board approved modernizing amendments to the Company’s Amended and Restated Bylaws (“Bylaws”). The amendments will add a new section to the Bylaws requiring advance notice to the Company of shareholder nominations for election of directors and for other business to be brought by shareholders before a meeting of the shareholders (“Advance Notice Provisions”). The Advance Notice Provisions are intended to ensure the effective functioning and orderly conduct of shareholder meetings by providing a clear process for shareholders to follow to propose business and nominate directors and by allowing the Board sufficient time to make a recommendation or statement of its position in response so as to enable shareholders to make an informed decision on such business or nominations.

Among other things, the Advance Notice Provisions require: (i) shareholders that seek to propose business (including director nominations) at an annual shareholder meeting to provide the Company with sufficient notice in advance of the meeting; (ii) that the notice be in a certain format that includes information about the shareholder or the item of business to be brought before the meeting or the director nominee, as applicable; and (iii) that shareholder nominations of directors may be made only at annual shareholder meetings or special shareholder meetings called for such purpose.

Also on June 15, 2017, at the Company’s annual shareholder meeting (“Annual Meeting”), upon the recommendation of the Board, the Company’s shareholders voted to approve amendments to the Bylaws to implement a majority voting standard for uncontested director elections.

The foregoing description of the amendments to the Bylaws does not purport to be complete. This summary is qualified in its entirety by reference to the full text of the Bylaws, as of June 15, 2017, which are filed as Exhibit 3.2 hereto and incorporated herein by reference.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s shareholders voted on six proposals at the Annual Meeting. The final voting results are provided below.

Proposal No. 1: Election of Directors. The following individuals were elected to the Company’s Board by the holders of the Company’s common stock and Series A Preferred Stock, voting together as one class:

Name	For	Withheld	Broker Non-Votes
Scott P. Callahan	22,101,625	4,307,114	6,190,769
Kimberly D. Cooper	24,215,186	2,193,553	6,190,769
Sean P. Downes	24,271,041	2,137,698	6,190,769
Darryl L. Lewis	24,373,024	2,035,715	6,190,769
Ralph J. Palmieri	23,905,239	2,503,500	6,190,769
Richard D. Peterson	20,725,467	5,683,272	6,190,769
Michael A. Pietrangelo	20,687,622	5,721,117	6,190,769
Ozzie A. Schindler	24,477,841	1,930,898	6,190,769
Jon W. Springer	24,959,640	1,449,099	6,190,769
Joel M. Wilentz, M.D.	20,593,218	5,815,521	6,190,769

Proposal No. 2: The shareholders voted to approve an amendment to the Company’s Bylaws to adopt a majority voting standard for uncontested director elections.

For:	26,138,881
Against:	214,341
Abstain:	55,517
Broker Non-Votes:	6,190,769

Proposal No. 3: The shareholders did not approve, on an advisory basis, the compensation paid to the Company’s named executive officers during the year ended December 31, 2016.

For:	12,300,438
Against:	13,853,538
Abstain:	254,763
Broker Non-Votes:	6,190,769

Proposal No. 4: The shareholders voted, on an advisory basis, to conduct future advisory votes on named executive officers’ compensation once each year.

One Year:	18,810,883
Two Years:	127,684
Three Years:	7,298,284
Abstain:	171,888
Broker Non-Votes:	6,190,769

Proposal No. 5: The shareholders voted to re-approve the material terms of the performance goals set forth in the Company’s 2009 Omnibus Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.

For:	25,586,535
Against:	699,128
Abstain:	123,076
Broker Non-Votes:	6,190,769

Proposal No. 6: The shareholders voted to ratify the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

For:	30,992,731
Against:	402,808
Abstain:	1,203,969

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Universal Insurance Holdings, Inc., as of June 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2017	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ Jon W. Springer
Jon W. Springer
President and Chief Risk Officer

EXHIBIT INDEX

Exhibit No.:	Name:

3.2	Amended and Restated Bylaws of Universal Insurance Holdings, as of June 15, 2017